CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement and related Prospectus/Proxy-Information Statement, pertaining to Electro Scientific Industries, Inc., of our reports dated July 11, 1995 included in the Electro Scientific Industries, Inc. Annual Report and Form 10-K for the fiscal year ended May 31, 1995 and to all references to our firm included in this Registration Statement and related Prospectus/Proxy-Information Statement.


ARTHUR ANDERSEN LLP



Portland, Oregon
June 7, 1996

                                                                   EXHIBIT 23-A

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this Form S-4 Registration Statement and related Prospectus/Proxy-Information Statement of our report dated February 16, 1996 pertaining to Applied Intelligent Systems, Inc. and to all references to our firm included in this Registration Statement and related Prospectus/Proxy-Information Statement.



ARTHUR ANDERSEN LLP



Ann Arbor, Michigan
June 7, 1996